Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated July 14, 2006 relating to the consolidated financial statements of Jackson Hewitt Tax Service Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Jackson Hewitt Tax Service Inc. for the year ended April 30, 2006.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
December 6, 2006